UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

           Date of report (Date of Earliest Event Reported: (07-18-00)

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                      -------------------------------------
               (Exact name of registrant specified in its charter)

                                    DELAWARE
          ------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

             1-3754                                   38-0572512
       --------------------               ----------------------------------
     (Commission File No.)               (I.R.S. Employer Identification No.)

               3044 WEST GRAND BOULEVARD, DETROIT, MICHIGAN 48202
            ---------------------------------------------------------

                                  313-556-1508
               --------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS



                     GMAC 2ND QUARTER 2000 EARNINGS SUMMARY


         General Motors Acceptance Corporation (GMAC) earned consolidated net income of $395 million, up from the $391 million earned in the second quarter of 1999. Net income for the first six months of 2000 was $792 million, up 1% from the $783 million reported in the same period a year ago.

         For the quarter, net income from AUTOMOTIVE FINANCING OPERATIONS totaled $278 million, up $3 million from the $275 million earned in the second quarter of last year. The continued growth in assets and favorable credit losses combined to offset the negative impact from recent increases in borrowing costs.

         GMAC INSURANCE HOLDINGS, INC. generated net income of $57 million in the second quarter of 2000, up 14% from the $50 million earned in the second quarter of 1999. Earnings were higher primarily due to higher investment income and capital gains.

         GMAC MORTGAGE GROUP, INC. earned $60 million in the second quarter of 2000, down 9% from the $66 million earned for the same period last year. The decline in year-over-year performance reflects a general slowdown in volume due to rising mortgage interest rates.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.

                                           GENERAL MOTORS ACCEPTANCE CORPORATION
                                           -------------------------------------
                                                (Registrant)



Dated:   July 18, 2000             By      s/  GERALD E. GROSS
                                           -------------------------------------
                                               Gerald E. Gross, Comptroller